Exhibit 99.2


                       SCHEDULE 13D JOINT FILING AGREEMENT

            In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to the joint filing of a Statement on Schedule 13D (including any amendments thereto) with respect to the shares of common stock of Mpower Holding Corporation, and further agree that this Joint Filing Agreement be included as an exhibit thereto, and have duly executed this joint filing agreement as of the date set forth below. In addition, each party to this Joint Filing Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Date:  January 7, 2005

                                             ICG Communications, Inc.


                                             By: /s/ Daniel P. Caruso
                                             Name: Daniel P. Caruso
                                             Title: President & CEO


                                             MCCC ICG Holdings LLC


                                             By: /s/ Daniel P. Caruso
                                             Name: Daniel P. Caruso
                                             Title: President & CEO